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                                                                    EXHIBIT 23.3







June 24, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated April 17, 2002, except for Notes 1 and 2, as to which the date is April 29, 2002, on our review of the interim financial information of Nabors Industries, Inc. (the "Company") as of and for the period ended March 31, 2002 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in this Registration Statement.

Very truly yours,


/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP